Exhibit 4.2

THOMPSON CREEK METALS COMPANY INC.,

as Company

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

and

BERG GENERAL PARTNER CORP.

BERG METALS LIMITED PARTNERSHIP

BLUE PEARL MINING INC.

CYPRUS THOMPSON CREEK MINING COMPANY

LANGELOTH METALLURGICAL COMPANY LLC

LONG CREEK MINING COMPANY

MT. EMMONS MOLY COMPANY

TERRANE METALS CORP.

THOMPSON CREEK METALS COMPANY USA

THOMPSON CREEK MINING CO.

THOMPSON CREEK MINING LTD

THOMPSON CREEK SERVICES ULC,

as guarantors

Form of First Supplemental Indenture

Dated as of May 11, 2012

Supplement to the Base Indenture among Thompson Creek Metals Company Inc., as Company, and Wells Fargo Bank, National Association, as Trustee
dated as of May 11, 2012

FORM OF FIRST SUPPLEMENTAL INDENTURE

FORM OF FIRST SUPPLEMENTAL INDENTURE dated as of May 11, 2012, among Thompson Creek Metals Company Inc., a corporation governed by the Business Corporations Act (British Columbia) (the “Company”), Berg General Partner Corp., Berg Metals Limited Partnership, Blue Pearl Mining Inc., Cyprus Thompson Creek Mining Company, Langeloth Metallurgical Company LLC,  Long Creek Mining Company, Mt. Emmons Moly Company, Terrane Metals Corp., Thompson Creek Metals Company USA, Thompson Creek Mining Co.,  Thompson Creek Mining Ltd, Thompson Creek Services ULC, as guarantors (the “Guarantors”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”) (this “First Supplemental Indenture”), to the indenture, dated as of May 11, 2012, between the Company and the Trustee (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”), pursuant to Section 9.01 thereof.

W I T N E S S E T H :

WHEREAS, capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture, to provide for the issuance from time to time of its senior or subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as provided in the Base Indenture, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors, or by supplemental indenture; and

WHEREAS, Section 9.01 of the Base Indenture provides that the Company and the Trustee may enter into one or more supplemental indentures to the Base Indenture without notice to or consent of any Holder to add Guarantees with respect to the Securities of any such Series of Securities issuable off the Base Indenture.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company, the Guarantors, and the Trustee hereby agree as follows:

Section 1.                                          Amendments to Indenture.

1.                                      The Base Indenture is hereby amended to add a new Article 12 “Guarantees”, as follows:

Section 12.01:                    Guarantee

(a)             Subject to this Article 12, to the extent provided for in any series of Securities under the Indenture, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, such series of Securities or the obligations of the Company hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Security shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Securities, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Securities shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)             The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture, or pursuant to Section 12.06.

(c)             Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.

(d)             If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)             Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(f)              Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)             In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)             Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 12.02:                    Limitation on Guarantor Liability

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of U.S. Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 12.03:                    Execution and Delivery

(a)             To evidence its Guarantee set forth in Section 12.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b)             Each Guarantor hereby agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Securities.

(c)             If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Security, the Guarantees shall be valid nevertheless.

(d)             The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 12.04:                    Subrogation

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

Section 12.05:                    Benefits Acknowledged

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 12.06:                    Release of Guarantees

(a)           A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the trustee shall be required for the release of such Guarantor’s Guarantee, upon:

(1)                                  (A)          the Company’s exercise of its Legal Defeasance option or, except in the case of a Guarantee of any direct or indirect parent of the Company, Covenant Defeasance option in accordance with Article 8 or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; or

(B)           as specified in a supplemental indenture to this Indenture; and

(2)           such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and/or release have been complied with.

At the written request of the Company, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee.

Section 2.              Ratification of Indenture.  The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed.  This First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided, and the Base Indenture and First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 3.              Trustee Not Responsible for Recitals.  The recitals contained herein shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents makes any representation as to the validity or adequacy of this First Supplemental Indenture.

Section 4.              Validity.  In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.              Headings.  The headings in this First Supplemental Indenture are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

Section 6.              Governing Law.  This First Supplemental Indenture and the rights and obligations of the parties hereunder shall, pursuant to N.Y. GOL §5-1401, be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to conflicts of laws principles that would require the application of any other law. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 7.              Counterparts.  This First Supplemental Indenture has been simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  Electronic delivery of a copy of an executed signature page hereto shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

THOMPSON CREEK METALS COMPANY INC.

By:	/s/ Pamela L. Saxton
Name: Pamela L. Saxton
Title: Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

BERG GENERAL PARTNER CORP.
BLUE PEARL MINING INC.
CYPRUS THOMPSON CREEK MINING COMPANY
LONG CREEK MINING COMPANY
MT. EMMONS MOLY COMPANY
TERRANE METALS CORP.
THOMPSON CREEK METALS COMPANY USA
THOMPSON CREEK MINING CO.
THOMPSON CREEK MINING LTD
THOMPSON CREEK SERVICES ULC

By:	/s/ Pamela L. Saxton
Name: Pamela L. Saxton
Title: Executive Vice President and Chief Financial Officer

LANGELOTH METALLURGICAL COMPANY LLC

By:	/s/ Pamela L. Saxton
Name: Pamela L. Saxton
Title: Executive Vice President and Chief Financial Officer

BERG METALS LIMITED PARTNERSHIP

By:	/s/ Pamela L. Saxton
Name: Pamela L. Saxton
Title: Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President